Exhibit 10.34

AMENDMENT NO 3

THIS AMENDMENT No. 3 (the “Amendment”), is entered into with effect from the 3rd day of August 2016 (the “Effective Date”) by and among SKYVIEW CAPITAL, LLC, a Delaware limited liability company, with its headquarters at Suite 810-N, 2000 Avenue of the Stars, Los Angeles, CA 90067 (“Skyview”); MIMIO, LLC, a Delaware limited liability company (“Mimio” or the “Company”); MIM HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), with its principal place of business at 10951 West Pico, Los Angeles, CA 90064; and BOXLIGHT CORPORATION, a Nevada corporation (“BOXL”). This Amendment is intended to amend the Membership Interest Purchase Agreement dated as of September 28, 2015 (the “Agreement”), as amended on November 3, 2015 (“Amendment 1”), as amended on June 30, 2016 (“Amendment 2”) among Skyview, the Company and Holdings. The Company, Holdings, and BOXL are sometimes herein collectively referred to as the “Credit Parties” and Skyview and the Credit Parties are sometimes herein collectively referred to as the “Parties”.

Recitals

WHEREAS, pursuant to the Agreement and Amendment 1, Skyview sold to Holdings, all of the Membership Interests in the Company, subject to the terms and conditions set forth in the Agreement, and

WHEREAS, pursuant to Amendment 1, Skyview accepted as payment of the $3,425,000 purchase price for the Membership Interests in the Company, a 6% $3,425,000 secured promissory note of Holdings and in the form of Exhibit A annexed to Amendment 1 (the “Purchase Note”), and

WHEREAS, effective as of May 1, 2016, BOXL purchased from an assignee of VC2 Capital Partners LLC, 100% of the membership interest in Holdings and agreed to assume responsibility to pay the Purchase Note, when due; and

WHEREAS, pursuant to Amendment 2, the amount of the Purchase Price was increased to $3,694,757.50 Purchase Note was increased to $3,660,507.50; and

WHEREAS, the Credit Parties intends to consummate (a) on or before September 30, 2016, a senior secured debt financing facility (the “Senior Debt Facility”) from an asset based lender (the “Senior Lender”), and (b) an initial public offering of BOXL common stock (the “BOXL IPO”); and

WHEREAS, the Parties now wish to amend the Agreement, Amendment 1 and Amendment 2 (collectively, the “Skyview Purchase Agreements”) to modify the Purchase Price and the Purchase Note, all upon the terms set out below.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Terms and Conditions

1. GENERAL

All terms with capital letters and not otherwise defined in this Amendment shall have the same meanings given to them in the Skyview Purchase Agreements.

2. AMENDMENTS

2.1. Purchase Price and Purchase Note

Section 2.02 of the Agreement shall be deleted and replaced with the following provisions:

Section 2.02. Purchase Price. The aggregate purchase price for the Membership Interests shall be Four Million and Ten Thousand Five Hundred and Seven Dollars and Fifty Cents ($4,010,507.50) (the “Purchase Price”), payable in full by delivery to Skyview of (a) the sum of (i) $50,000 in cash, plus (ii) accrued interest on the $3,660,507.50 Purchase Note through July 31 ,2016, to be paid in cash to Skyview on or before 5:00 p.m. (PDT) on August 4, 2016), and (b) $3,960,507.50 on the Effective Date in the form of a 6% $3,960,507.50 secured promissory note of Holdings described below and in the form of Exhibit A annexed to this Amendment 2 (the “Purchase Note”).

CONFIDENTIAL AND RESTRICTED

The Purchase Note, inter alia:

(i)	shall bear interest at the rate of 6% per annum which shall accrue from the Closing Date and shall be payable quarterly in arrears;

(ii)	an aggregate of $2,500,000 principal amount of the Purchase Note (the “First Installment Payment”) shall be due and payable on or before the earlier of (A) September 30, 2016, or (B) out of the net proceeds of the Senior Debt Facility provided by a Senior Lender; and

(iii)	the remaining balance of the Purchase Note shall be due and payable on the earlier to occur of December 15, 2016, or the occurrence and continuation of an “Event of Default,” as described therein (the “Maturity Date”);

(iv)	the Company shall procure that the Purchase Note is unconditionally guaranteed by VERT CAPITAL CORP., a Delaware corporation (“Vert”), VC2 PARTNERS, LLC, a Delaware limited liability company and BOXL (“VC2 and, together with Vert and BOXL, individually and collectively, the “Guarantors”) pursuant to the Amended and Restated Guaranty Agreement in the form of Exhibit B annexed hereto and made a part hereof; and

(v)	shall continue to be secured by a lien on the assets of Mimio pursuant to the Security Agreement in the form of Exhibit C annexed to Amendment 1.

Until the Purchase Note shall be paid in full, Holdings shall provide Skyview with quarterly unaudited balance sheet and statement of operations of Mimio and such additional financial reports as Skyview may reasonably require.

2.2.	Subordination Agreement

Upon consummation of the Senior Debt Facility and simultaneous with the payment of the First Installment Payment, Skyview hereby agrees to subordinate, in a manner deemed acceptable by the Senior Lender, its lien and security interest on the assets of Mimio and to enter into an intercreditor and subordination agreement with the Senior Lender in form and substance acceptable to the Senior Lender (the “Subordination Agreement”).

2.3	Related Party Indebtedness. The increased Purchase Price set forth in this Amendment 3 settles and discharges all related party obligations owed by Mimio to Skyview or its Affiliates as at the November 2015 Closing Date of the Purchase Agreement.

3.	RATIFICATION

Except as specifically stated in this Amendment No. 3, all of the other terms and conditions of the Purchase Agreement are, in all other respects, ratified and confirmed and shall continue in full force and effect.

SIGNATURE PAGE FOLLOW

CONFIDENTIAL AND RESTRICTED

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No 3 as of the date first above written.

SKYVIEW CAPITAL, LLC	MIMIO, LLC

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

MIM HOLDINGS, LLC	BOXLIGHT CORPORATION

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

CONFIDENTIAL AND RESTRICTED

EXHIBIT A

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE BORROWER.

MIM HOLDINGS, LLC

AMENDED AND RESTATED INSTALLMENT NOTE

Issuance Date: as of November 4, 2015

Effective Date: August 3, 2016	$3,960,507.50

FOR VALUE RECEIVED, MIM HOLDINGS, LLC, a Delaware corporation (referred to herein as “Borrower”) with a business address at 10951 West Pico Boulevard, Suite 102, Los Angeles, CA 90064, hereby unconditionally agrees and promises to pay to the order of SKYVIEW CAPITAL, LLC, a Delaware limited liability company (“Skyview”), and/or its successors and assigns (together with Skyview, collectively, the “Holder”), at the office of Skyview at 2000 Avenue of the Stars, Suite 810-N, Los Angeles, CA 90067, or such other place as the Holder may from time to time designate, in lawful money of the United States of America, the principal sum of THREE MILLION NINE HUNDRED NINETY THOUSAND FIVE HUNDRED AND SEVEN DOLLARS AND FIFTY CENTS ($3,660,507.50) (the “Principal Indebtedness”), together with interest on the outstanding Principal Indebtedness evidenced by this Note at the Interest Rate (as defined below).

This Note amends, restates and supersedes in its entirety an installment note dated as of June 30, 2016 (the “Prior Note”).

Unless otherwise expressly defined in this Note, all capitalized terms used herein shall have the same meaning as assigned to them in the Membership Interest Purchase Agreement, dated as of September 28, 2015, as amended by Amendment No. 1 dated November 3, 2015, as further amended by Amendment No. 2, dated as of June 30, 2016 and as further amended by Amendment No. 3, dated as of the Effective Date, among Borrower, Boxlight Corporation, a Nevada corporation, as successor-in-interest to VC2 Partners LLC (“BOXL”), Mimio, LLC, a Delaware limited liability company (“Mimio”) and Skyview (collectively, the “Purchase Agreement”). All terms not otherwise defined in this Note shall have the same meaning as they are defined in Amendment No. 2 to the Purchase Agreement. This Note is the Purchase Note being issued by the Borrower under the Purchase Agreement.

1.Principal Indebtedness of the Note. The unpaid Principal Indebtedness under this Note, shall be due and payable as follows:

(a)       an aggregate of $2,500,000 principal amount of the Purchase Note (the “First Installment Payment”) shall be due and payable on or before the earlier of (i) September 30, 2016, or (ii) out of the new proceeds of the Senior Debt Facility provided by a Senior Lender (the “First Installment Payment Date”); and

(b)       the entire unpaid balance of the Principal Indebtedness, together with any accrued and unpaid interest at the Interest Rate hereon, shall be due and payable on the earlier to occur of (a) the occurrence of an Event of Default (as defined herein), or (b) December 15, 2016 (the “Final Maturity Date”).

2.       Interest.          Interest shall be payable on the outstanding Principal Indebtedness (“Interest”) at the rate of nine (6%) percent per annum (the “Interest Rate”) and shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. Interest shall be payable in cash, quarterly in arrears, commencing 90 days following the Issuance Date.

3.       Default Interest Rate. During any period in which an Event of Default has occurred and is continuing, Interest shall accrue on the outstanding Principal Indebtedness at the rate per annum equal to twelve (12%) percent (the “Default Interest Rate”), compounded monthly; provided, however, that in no event shall Borrower be obligated to pay Interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

4. Collateral. All obligations of the Borrower under this Note shall be secured by: (i) a security interest in the assets of Mimio, LLC and Borrower pursuant to the Security Agreement, and by the unconditional guaranty of BOXL, Vert Capital Corp. and VC2 Partners LLC (each the “Guarantor”) pursuant to the Guaranty Agreement.

5.       Subordination of Final Payment under this Note. Upon consummation of the Senior Debt Facility and simultaneous with the payment of the First Installment Payment, the Holder hereby agrees to subordinate, in a manner deemed acceptable by the Senior Lender, its right of payment of the unpaid Principal Indebtedness under this Note and its lien and security interest on the assets of Mimio set forth in the Security Agreement, and to enter into an intercreditor and subordination agreement with the Senior Lender in form and substance acceptable to the Senior Lender (the “Subordination Agreement”).

6.       Events of Defaults. The Holder is hereby authorized to declare all or any part of the entire outstanding Principal Indebtedness of this Note plus all Interest accrued thereon (the “Indebtedness”) immediately due and payable upon the occurrence of any of the following events (each, an “Event of Default”):

(a)      the failure of Borrower or any Guarantor to pay the First Installment Payment by or the First Installment Payment Date or the entire unpaid Principal Indebtedness of this Note and all accrued Interest hereon on the Final Maturity Date, time being of the essence to all payments due hereunder; or

(b)      the breach by Borrower or any Guarantor of any material covenant or agreement on its part to be performed under the Purchase Agreement or any document, instrument or agreement executed and delivered in connection with the transactions contemplated by the Purchase Agreement, which breach, if capable of being cured, is not cured by Borrower within thirty (30) days after written notice of such breach describing in reasonable detail the nature of the alleged breach has been given by Holder to Borrower and the Guarantors; or

(c)       the filing by Borrower or any Guarantor of any petition for relief under the United States Bankruptcy Code or any similar federal or state statute, or Borrower’s or Guarantor’s consent to or acquiescence in any such filing by a third party, or Borrower or Guarantor shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing; or

(d)       the making by Borrower or any Guarantor of an application for the appointment of a custodian, trustee or receiver for, or of a general assignment for the benefit of creditors by, Borrower, or Borrower’s consent to or acquiescence in any such application by a third party or Borrower shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing; or

(e)       the insolvency of Borrower or any Guarantor or the failure of Borrower or any Guarantor generally to pay its debts as such debts become due; or

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(f)      the dissolution, winding up, or termination of the business or cessation of operations of Borrower or Guarantor (including any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of Borrower or Guarantor pursuant to the provisions of Borrower’s charter documents), or Borrower or Guarantor shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing; or

(g)      the occurrence of any “Event of Default” under and as defined in any document, instrument or agreement executed and delivered in connection with the transactions contemplated by the Purchase Agreement that has not been cured within any applicable cure period or waived by the Holder.

7.      Prepayment. All payments shall be applied first to Interest and then to Principal Indebtedness. Borrower shall be permitted to prepay any amounts contemplated under this Note in full or in part prior to the Maturity Date, provided that each partial prepayment shall be applied to the remaining Installments in the inverse order of maturity.

8.       Governing Law. The provisions of this Note shall be construed according to the internal substantive laws of the State of California without regard to conflict of laws principles. If any provision of this Note is in conflict with any statute or rule of law of the State of California or is otherwise unenforceable for any reason whatsoever, then such provision shall be deemed to be restated so that it may be enforced to the fullest extent permitted by law, and the remainder of this Note shall remain in full force and effect.

9.       Acceleration. It is agreed that time is of the essence in the performance of this Note. Upon the occurrence and during the continuation of an Event of Default under this Note that is not cured within the applicable cure period, if any, set forth in herein, the Holder shall have the right and option to declare, without notice, all the remaining indebtedness of unpaid principal and interest evidenced by this Note immediately due and payable; provided, however, that upon the occurrence of an Event of Default described in Section 6.1(c), 6.1(d), 6.1(e) or 6.1(f), the principal of and accrued interest and all other amounts due and owing under this Note (if not then due and payable) shall become due and payable immediately, without presentment, demand, notice, protest, declaration or any other requirement of any kind, all which Borrower expressly waives.

10.       Fees. Borrower shall pay all of Holder’s reasonable fees and costs incurred in the preparation of this Note and any related documents. If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to enforce its collection, Borrower shall pay all reasonable costs of collection including reasonable attorneys’ fees.

11.       Waivers. Borrower hereby waives diligence, presentment, demand, protest, 1notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

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12.       Transfer. This Note may be transferred or assigned, in whole or in part, by the Holder at any time subject to the limitations set forth in the Purchase Agreement and herein. The term “Holder” as used herein shall also include any transferee of this Note. Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

13.       Priority. All claims of the Holder to full payment of the outstanding Principal Indebtedness and accrued Interest thereon set forth herein shall be a senior secured obligation of the Borrower and each Guarantor, subordinated only to the rights of the Senior Lender under the Subordination Agreement.

14.       Prior Note. This note amends, restates and supersedes in its entirety the Purchase Note executed and delivered in connection with Amendment No. 2 to the Purchase Agreement (the “Prior Note”).

15.       Obligation Absolute. The obligation of Borrower to repay the Principal Indebtedness under this Note, together with all Interest accrued thereon, is absolute and unconditional, and there exists no Borrower right of set off, recoupment, counterclaim or defense of any nature whatsoever to payment of this Note.

16.       Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service or personal delivery at the addresses specified in Section 8.02 of the Purchase Agreement.

17.       Borrower acknowledges that Holder’s willingness to issue this Note is based on the facts represented to Holder by Borrower as set forth in the Purchase Agreement.

HOLDER AND BORROWER IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST HOLDER OR BORROWER IN RESPECT OF THIS NOTE OR ARISING OUT OF ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THIS NOTE. BORROWER ACKNOWLEDGES THAT THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS PART OF A COMMERCIAL TRANSACTION.

IN WITNESS WHEREOF, this Note has been executed by Borrower as of the day and year first set forth above.

MIM HOLDINGS, LLC

By:
Name:	Adam E. Levin
Title:	Member and Manager

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EXHIBIT B

AMENDED AND RESTATED GUARANTY AGREEMENT

THIS AMENDED AND RESTATED GUARANTY AGREEMENT (this “Guaranty Agreement”), dated as of August 3, 2016 (the “Effective Date”), by BOXLIGHT CORPORATION, a Nevada corporation (“BOXL”), VERT CAPITAL CORP., a Delaware corporation (“Vert”), VC2 PARTNERS, LLC, a Delaware limited liability company (“VC2 and, together with Vert and BOXL, individually and collectively, the “Guarantor”) in favor of SKYVIEW CAPITAL, LLC, a Delaware limited liability company ( “Skyview”), or its registered assigns. This Guaranty Agreement amends and restates in its entirety a guaranty agreement among BOXL, Vert, VC2 and Skyview, dated as of June 30, 2016 (the “Prior Guaranty”).

PREAMBLE

A.       Reference is made to that certain amended and restated installment note in $3,660,507.50 principal amount, dated the Effective Date (the “Purchase Note”) issued by Mim Holdings, LLC, a Delaware limited liability company (the “Borrower”) in favor of Skyview, as partial payment of the Purchase Price for the Membership Interests set forth in the Membership Interest Purchase Agreement among VC2, the Borrower, Mimio, LLC and Skyview, dated as of September 28, 2015, as amended by Amendment No. 1, dated November 3, 2015, as further amended by Amendment No. 2, dated as of June 30, 2016 and as further amended by Amendment No. 3 dated as of August 3, 2016 (collectively, the “Purchase Agreement”). Unless otherwise defined herein, all capitalized terms in this Guaranty Agreement shall have the same meaning as they are defined in the Purchase Agreement.

B.        An assignee of VC2 has heretofore transferred to BOXL the record and beneficial ownership of one hundred (100%) percent of the outstanding capital stock of Borrower (the “Borrower Equity”), and Vert is an Affiliate of VC2 and the Borrower and BOXL, and will derive benefits from the financial accommodations evidenced by the Purchase Agreement and the Purchase Note.

NOW, THEREFORE, in consideration of and as a material inducement to Skyview to enter into the Purchase Note, each Guarantor has agreed to execute this Guaranty in favor of Skyview, and each Guarantor does hereby jointly and severally represent, warrant, covenant and agree as follows:

1. Guaranty of Payment and Performance. Subject at all times to the provisions of Section 1(b) below:

(a)       Each Guarantor hereby unconditionally and irrevocably guarantees to Skyview, the full and punctual payment when due (whether at stated maturity, by pre-payment, by acceleration or otherwise), of 100% of the obligations of Borrower under the Purchase Note (the “Guaranteed Obligation”)

(b)       This Agreement and the Guaranty provided herein shall remain in full force and effect until all of the Guaranteed Obligations and the obligations of the Borrower under the Purchase Note have been paid in full.

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(c)       This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Guaranteed Obligations. Should the Borrower default in the payment or performance of any of the Guaranteed Obligations, the obligations of each Guarantor hereunder with respect to such Guaranteed Obligations in default shall, upon demand by Skyview, become immediately due and payable to Skyview, without demand or notice of any nature, all of which are expressly waived by each Guarantor.

(d) Except as agreed by Skyview, in its sole discretion, Guarantor acknowledges and agrees that no distributions shall be made to Guarantor by reason of Borrower Equity or otherwise until the Purchase Note is paid by Borrower in full.

2. The Guarantor’s Agreement to Pay Enforcement Costs, etc. The Guarantor further agrees to pay to Skyview, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by the Skyview in connection with this Guaranty and the enforcement thereof.

3. Waivers by each Guarantor; Skyview’s Freedom to Act. The Guarantor agrees that the Guaranteed Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Skyview with respect thereto. The Guarantor waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Guaranteed Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of any other person primarily or secondarily liable with respect to any of the Guaranteed Obligations or obligations of the Borrower, and all suretyship defenses generally. Without limiting the generality of the foregoing, each Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Guaranteed Obligations and agrees that the obligations of each Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of Skyview to assert any claim or demand or to enforce any right or remedy against any other entity or other person primarily or secondarily liable with respect to any of the Guaranteed Obligations; (ii) any extensions, compromise, refinancing, consolidation or renewals of any Guaranteed Obligation; (iii) any change in the time, place or manner of payment of any of the Guaranteed Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of the agreements evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations, (iv) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Guaranteed Obligation; or (v) any other act or omission which might in any manner or to any extent vary the risk of each Guarantor or otherwise operate as a release or discharge of either Guarantor, all of which may be done without notice to either Guarantor.

4. Unenforceability of Obligations Against Borrower. If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Guaranteed Obligations, or if any of the Guaranteed Obligations have become irrecoverable from Borrower by reason of Borrower’s insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on each Guarantor to the same extent as if each Guarantor at all times had been the principal obligor on all such Guaranteed Obligations. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the agreements evidencing, securing or otherwise executed in connection with any Guaranteed Obligation shall be immediately due and payable by each Guarantor.

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5. Subrogation; Subordination.

5.1.       Waiver of Rights. Until the final payment and performance in full of all of the Guaranteed Obligations, each Guarantor shall not exercise and hereby waives any rights against the Borrower arising as a result of payment by each Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with Skyview in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; and each Guarantor will not claim any setoff, recoupment or counterclaim against Borrower in respect of any liability of either Guarantor to Borrower.

5.2.       Subordination. The payment of any amounts due with respect to any indebtedness of the Borrower for money borrowed or credit received now or hereafter owed to each Guarantor is hereby subordinated to the prior payment in full of all of the obligations of Borrower to Skyview. The Guarantor agrees that each Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrower to each Guarantor until all of the Guaranteed Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, each Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Guaranteed Obligations are still outstanding, such amounts shall be collected, enforced and received by each Guarantor as trustee for Skyview and be paid over to Skyview on account of the Guaranteed Obligations without affecting in any manner the liability of either Guarantor under the other provisions of this Guaranty.

6. Further Assurances. Each Guarantor agree that it will from time to time, at the reasonable request of Skyview, do all such things and execute all such documents as Skyview may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of Skyview.

7. Termination; Upon the indefeasible payment and performance of the obligations of Borrower to Skyview under the Purchase Note, this Agreement shall terminate.

8. Successors and Assigns. This Guaranty shall be binding upon each Guarantor, his successors and assigns, and shall inure to the benefit of Skyview and its successors, transferees and assigns. The Guarantor may not assign any of his obligations hereunder.

9. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by either Guarantor therefrom shall be effective unless the same shall be in writing and signed by each Guarantor and Skyview. No failure on the part of Skyview to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

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10. Notices. All notices and other communications called for hereunder shall be made in the manner set forth in the Pledge and Security Agreement of Skyview and Guarantor of even date herewith between.

11. Governing Law; Consent to Jurisdiction. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF CALIFORNIA. Each Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of Los Angeles County, Los Angeles, California or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon each Guarantor by mail at the address specified by reference in Section 12. Each Guarantor hereby waives any objection that he may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

12. Waiver of Jury Trial. EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES HIS RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY LITIGATION, ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

13. Miscellaneous. This Guaranty constitutes the entire agreement of each Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement of Borrower to Skyview. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

BOXLIGHT CORPORATION

By:
Name:	Mark Elliott
Title:	Chief Executive Officer

VERT CAPITAL CORP.

By:
Name:	Adam E. Levin
Title:	Chief Executive Officer

VC2 PARTNERS, LLC

By:
Name:	Adam E. Levin
Title:	Chief Executive Officer

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EXHIBIT C

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of November 4, 2015 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), made by and among MIMIO, LLC, a Delaware limited liability company (“Mimio” or the “Company”); MIM HOLDINGS, LLC, a Delaware limited liability company (“Buyer”), with its principal place of business at 10951 West Pico, Los Angeles, CA 90064 ( who together with Mimio and Buyer shall be referred to as the “Grantors”), in favor of SKYVIEW CAPITAL, LLC, a Delaware limited liability company, with its headquarters at Suite 810-N, 2000 Avenue of the Stars, Los Angeles, CA 90067 (the “Secured Party”).

WHEREAS, on the date hereof, the Secured Party has accepted as payment of the purchase price for the membership interests of Mimio, a purchase money note from the Buyer in an aggregate unpaid principal amount not exceeding Three Million Four Hundred and Twenty-Five Thousand Dollars ($3,425,000), as evidenced by that certain Purchase Note of even date herewith the “Purchase Note”); and

WHEREAS, the Purchase Note is guaranteed by VC2 Partners, LLC and Vert Capital Corp. (each a “Guarantor” and collectively, the “Guarantors”), evidenced by that certain Guaranty of even date herewith delivered to the Secured Party;

WHEREAS, this Agreement is given by the Grantors in favor of the Secured Party to secure the payment and performance of all of the Secured Obligations; and

WHEREAS, it is a condition to the willingness of the Secured Party to accept the Purchase Note and the other the Loan Documents that the Grantors execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Definitions.

(a)       The Purchase Note, the Guaranty of the Guarantors and this Agreement, as the same may be amended, supplemented or otherwise modified from time to time, are collectively referred to in this Agreement as the “Loan Documents”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Documents. Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.

Security Agreement		Page 1 of 1
CONFIDENTIAL AND RESTRICTED

(b)       Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(c)       For purposes of this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Event of Default” has the meaning set forth in the Purchase Note.

“First Priority” means, with respect to any lien and security interest purported to be created in any Collateral pursuant to this Agreement, such lien and security interest is the most senior lien to which such Collateral is subject (subject only to Permitted Liens).

“Permitted Liens” shall mean: (a) liens in favor of Secured Party; (b) liens for taxes, assessments or other governmental charges not delinquent or being properly contested; (c) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (e) liens arising by virtue of the rendition, entry or issuance against any Grantor or any subsidiary, or any property of any Grantor or any subsidiary, of any judgment, writ, order, or decree to the extent the rendition, entry, issuance or continued existence of such judgment, writ, order or decree (or any event or circumstance relating thereto) has not resulted in the occurrence of an Event of Default under the Purchase Note; (f) carriers’, repairmens’, mechanics’, workers’, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being properly contested; (g) liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that any such lien shall not encumber any other property of any Grantor; and (h) other liens incidental to the conduct of any Grantor’s business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from Secured Partys’ rights in and to the Collateral or the value of any Grantor’s property or assets or which do not materially impair the use thereof in the operation of any Grantor’s business.

“Proceeds” means “proceeds” as such term is defined in section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Collateral, collections thereon or distributions with respect thereto.

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“Secured Obligations” has the meaning set forth in Section 3.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of California or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

2.       Grant of Security Interest. Each of the Grantors hereby pledges and grants to the Secured Party, and hereby creates a continuing First Priority lien and security interest in favor of the Secured Party in and to all of its right, title and interest in and to the following assets and properties of Grantors, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):

(a)       all fixtures and personal property of every kind and nature including all accounts, goods (including inventory and equipment), documents (including, if applicable, electronic documents), instruments, promissory notes, chattel paper (whether tangible or electronic), letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, general intangibles (including all payment intangibles), money, deposit accounts, and any other contract rights or rights to the payment of money; and

(b)       all Proceeds and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantors from time to time with respect to any of the foregoing.

3.       Secured Obligations. The Collateral secures the due and prompt payment and performance of:

(a)       the obligations of the Grantors and the Guarantors from time to time arising under this Agreement and under the other Loan Documents, or otherwise with respect to (i) the due and prompt payment of the principal of and premium, if any, and interest on the Purchase Note (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, attorneys’ fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Grantors under or in respect of the Loan Documents and this Agreement; and

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(b)       all other covenants, duties, debts, obligations and liabilities of any kind of the Grantors and the Guarantors to Secured Party under or in respect of the Loan Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (all such obligations, covenants, duties, debts, liabilities, sums and expenses set forth in Section 3 being herein collectively called the “Secured Obligations”).

4.       Perfection of Security Interest and Further Assurances.

(a)       The Grantors shall, from time to time, as may be required by the Secured Party with respect to all Collateral, immediately take all actions as may be requested by the Secured Party to perfect the security interest of the Secured Party in the Collateral, including, without limitation, with respect to all Collateral over which control may be obtained within the meaning of sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, as applicable, the Grantors shall immediately take all actions as may be requested from time to time by the Secured Party so that control of such Collateral is obtained and at all times held by the Secured Party. All of the foregoing shall be at the sole cost and expense of the Grantors.

(b)       The Grantors hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantors hereunder, without the signature of the Grantors where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by the Grantors, or words of similar effect. The Grantors agrees to provide all information required by the Secured Party pursuant to this Section promptly to the Secured Party upon request.

(c)       The Grantors hereby further authorizes the Secured Party to file with the United States Patent and Trademark Office and the United States Copyright Office (and any successor office and any similar office in any state of the United States or in any other country) this Agreement and other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantors hereunder, without the signature of the Grantors where permitted by law.

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(d)       If the Grantors shall at any time hold or acquire any certificated securities, promissory notes, tangible chattel paper, negotiable documents or warehouse receipts relating to the Collateral, the Grantors shall immediately endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.

(e)       The Grantors agrees that at any time and from time to time, at the expense of the Grantors, the Grantors will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

5.       Representations and Warranties. Each Grantor represents and warrants as follows:

(a)       As at the date this agreement, Mimio is the sole, direct, legal and beneficial owner of the Collateral, free and clear of any lien, security interest, encumbrance, claim, option or right of others except for Permitted Liens the security interest created by this Agreement.

(b)       The grant of a security interest in the Collateral pursuant to this Agreement creates a valid and perfected First Priority security interest in the Collateral, securing the payment and performance when due of the Secured Obligations.

(c)       It has full power, authority and legal right to enter into the Loan Documents and grant a security interest in the Collateral pursuant to this Agreement.

(d)       Each of this Agreement and the Loan Documents has been duly authorized, executed and delivered by the Grantor and constitutes a legal, valid and binding obligation of the Grantor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(e)       No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the issuance of the Purchase Note and the grant by the Grantor of the security interest in the Collateral pursuant to this Agreement or for the execution and delivery of the Loan Documents and this Agreement by the Grantor or the performance by the Grantor of its obligations thereunder.

(f)       The execution and delivery of the Loan Documents and this Agreement by the Grantor and the performance by the Grantor of its obligations thereunder, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Grantor or any of its property, or the organizational or governing documents of the Grantor or any agreement or instrument to which the Grantor is party or by which it or its property is bound.

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(g)       The Grantor has taken all action required on its part for control (as defined in sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, as applicable) to have been obtained by the Secured Party over all Collateral with respect to which such control may be obtained pursuant to the UCC. No person other than the Secured Party has control or possession of all or any part of the Collateral.

6.       Voting, Distributions and Receivables.

(a)       The Secured Party agrees that unless an Event of Default shall have occurred and be continuing, the Grantors may, to the extent the Grantors have such right as a holder of the Collateral consisting of securities, other Equity Interests or indebtedness owed by any obligor, vote and give consents, ratifications and waivers with respect thereto, except to the extent that, such vote would be inconsistent with or result in any violation of any provision of the Loan Documents or this Agreement.

(b)       The Secured Party agrees that the Grantors may, unless an Event of Default shall have occurred and be continuing, receive and retain all cash dividends and other distributions with respect to the Collateral consisting of securities, other Equity Interests or indebtedness owed by any obligor.

(c)       If any Event of Default shall have occurred and be continuing, the Secured Party may, or at the request and option of the Secured Party the Grantors shall, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party.

7.       Covenants. Each of the Grantors covenants as follows:

(a)       The Grantor will not, without providing at least 10 days’ prior written notice to the Secured Party, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number. The Grantors will, prior to any change described in the preceding sentence, take all actions requested by the Secured Party to maintain the perfection and priority of the Secured Party’s security interest in the Collateral.

(b)       The Collateral, to the extent not delivered to the Secured Party pursuant to Section 4, will be kept at those locations listed on the Perfection Certificate and the Grantors will not remove the Collateral from such locations without providing at least 10 days’ prior written notice to the Secured Party. The Grantor will, prior to any change described in the preceding sentence, take all actions required by the Secured Party to maintain the perfection and priority of the Secured Party’s security interest in the Collateral.

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(c)       The Grantor shall, at its own cost and expense, defend title to the Collateral and the First Priority lien and security interest of the Secured Party therein against the claim of any person claiming against or through the Grantor and shall maintain and preserve such perfected First Priority security interest for so long as this Agreement shall remain in effect.

(d)       Mimio will not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein.

(e)       The Grantors will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. The Grantors will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located.

(f)       The Grantors will pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement.

(g)       Mimio will continue to operate its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

8.       Secured Party Appointed Attorney-in-Fact. The Grantors hereby appoint the Secured Party the Grantors’ attorney-in-fact, with full authority in the place and stead of the Grantors and in the name of the Grantors or otherwise, from time to time in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement (but the Secured Party shall not be obligated to and shall have no liability to the Grantors or any third party for failure to do so or take action). This appointment, being coupled with an interest, shall be irrevocable. The Grantors hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

9.       Secured Party May Perform. If the Grantors fails to perform any obligation contained in this Agreement, the Secured Party may itself perform, or cause performance of, such obligation, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Grantors; provided that the Secured Party shall not be required to perform or discharge any obligation of the Grantors.

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10.       Reasonable Care. The Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Collateral or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by the Secured Party of any of the rights and remedies hereunder, shall relieve the Grantors from the performance of any obligation on the Grantors’ part to be performed or observed in respect of any of the Collateral.

11.       Remedies Upon Default.

(a)       If any Event of Default shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon the Grantors, may assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to the Grantors at its notice address as provided in Section 15 hereof not less than twenty (20) days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Collateral is made in a commercially reasonable manner, the Secured Party may sell such Collateral on such terms and to such purchaser(s) as the Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the Collateral, if permitted by applicable law, the Secured Party may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, the Grantors waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. The Grantors hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. The Grantors agrees that it would not be commercially unreasonable for the Secured Party to dispose of the Collateral or any portion thereof by utilizing internet sites that provide for the auction of assets of the type included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. The Secured Party shall not be obligated to clean-up or otherwise prepare the Collateral for sale.

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(b)       If any Event of Default shall have occurred and for so long such Event of Default shall be continuing, all rights of the Grantors to (i) exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 6(a) and (ii) receive the dividends and other distributions which it would otherwise be entitled to receive and retain pursuant to Section 6(b), shall immediately cease, and all such rights shall thereupon become vested in the Secured Party, which shall have the sole right to exercise such voting and other consensual rights and receive and hold such dividends and other distributions as Collateral.

(c)       If any Event of Default shall have occurred and be continuing, any cash held by the Secured Party as Collateral and all cash Proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by the Secured Party to the payment of expenses incurred by the Secured Party in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in such order as the Secured Party shall elect. Any surplus of such cash or cash Proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus. The Grantors shall remain liable for any deficiency if such cash and the cash Proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Secured Party to collect such deficiency.

(d)       If the Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section, the Grantors agrees that, upon request of the Secured Party, the Grantors will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

12.       No Waiver and Cumulative Remedies. The Secured Party shall not by any act (except by a written instrument pursuant to Section 14), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

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13.       Security Interest Absolute. The Grantors hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All rights of the Secured Party and liens and security interests hereunder, and all Secured Obligations of the Grantors hereunder, shall be absolute and unconditional irrespective of:

(a)       any illegality or lack of validity or enforceability of any Secured Obligation or any related agreement or instrument;

(b)       any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations, or any rescission, waiver, amendment or other modification of the Loan Documents, this Agreement or any other agreement, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise;

(c)       any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Secured Obligations;

(d)       any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations;

(e)       any default, failure or delay, wilful or otherwise, in the performance of the Secured Obligations;

(f)       any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Grantors against the Secured Party; or

(g)       any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Purchase Note or any existence of or reliance on any representation by the Secured Party that might vary the risk of the Grantors or otherwise operate as a defense available to, or a legal or equitable discharge of, the Grantors or any other Grantors, guarantor or surety.

14.       Amendments. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Grantors therefrom shall be effective unless the same shall be in writing and signed by the Secured Party and the Grantors, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

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15.       Addresses For Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Loan Documents, and addressed to the respective parties at their addresses as specified on the signature pages hereof or as to either party at such other address as shall be designated by such party in a written notice to each other party.

16.       Continuing Security Interest; Further Actions. This Agreement shall create a continuing First Priority lien and security interest in the Collateral and shall (a) subject to Section 17, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon the Grantors, their successors and assigns, and (c) inure to the benefit of the Secured Party and its successors, transferees and assigns; provided that, except for the assignment of the Membership Interest equity in Mimio or Buyer to a Designated Assignee, the Grantors may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party; provided, further, that in no event shall such assignment to a Designated Assignee void or terminate the Secured Obligations or this Agreement or otherwise adversely affect the Secured Obligations or Secured Party’s rights in the Collateral. Without limiting the generality of the foregoing clause (c), any assignee of the Secured Party’s interest in any agreement or document which includes all or any of the Secured Obligations shall, upon assignment, become vested with all the benefits granted to the Secured Party herein with respect to such Secured Obligations.

17.       Termination; Release. On the date on which all Secured Obligations have been paid and performed in full, the Secured Party will, at the request and sole expense of the Grantors, (a) duly assign, transfer and deliver to or at the direction of the Grantors (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Party, together with any monies at the time held by the Secured Party hereunder, and (b) execute and deliver to the Grantors a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement and all other Loan Documents.

18.       GOVERNING LAW. This Agreement and the Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or the Loan Documents (except, as to the Loan Documents, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of California.

19.       Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and the Loan Documents constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MIMIO, LLC, as Grantor

By
Name:
Title:

MIM HOLDINGS, LLC, as Grantor

By
Name:
Title:

SKYVIEW CAPITAL, LLC, as Secured Party

By
Name:
Title:

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